Exhibit 5(ii) under Form N-1A
                                          Exhibit 10 under Item 601/Reg. S-K

                                     FORM OF
                                    EXHIBIT G

                            TOWER MID CAP EQUITY FUND

      For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .75% of 1% of the average daily net assets of the Fund.

      The fee shall be accrued daily at the rate of 1/365th of .75% of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser daily.

      Witness the due execution hereof this 10th day of March, 1998.

                                    HIBERNIA NATIONAL BANK



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                                    TOWER MUTUAL FUNDS


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